EXHIBIT 32.2

                  BESTNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-QSB of BestNet Communications CORP. (the "Company") for the quarterly period ended November 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Michael A. Kramarz, Controller (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  Michael A. Kramarz
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     Michael A. Kramarz
     Controller (Principal Accounting Officer)


January 14, 2004